Morgan Stanley Universal Institutional Funds, Inc. -
Global Tactical Asset Allocation Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Hewlett-Packard Co. 2.750% due
1/14/2019
Purchase/Trade Date:	  1/9/2014
Offering Price of Shares: $99.954
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $70,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.14
Brokers:  BofA Merrill Lynch, BNP PARIBAS, RBS,
Wells Fargo Securities, ANZ Securities, Barclays Capital,
BNY Mellon Capital Markets, LLC, Credit Suisse,
Deutsche Bank Securities, HSBC, JP Morgan, Citigroup,
Morgan Stanley, RBC Capital Markets, Santander,
Societe Generale, Standard Chartered Bank
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Novartis Capital Corp. 3.400% due
5/6/2024
Purchase/Trade Date:	  2/18/2014
Offering Price of Shares: $99.287
Total Amount of Offering: $2,150,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.30
Brokers:  BofA Merrill Lynch, JP Morgan, Goldman,
Sachs & Co., Barclays, Credit Suisse, Deutsche Bank
Securities, Citigroup, Morgan Stanley, BNP PARIBAS,
HSBC, RBS, UBS Investment Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings of
similar securities: YES
* Muni issuers must also have an investment grade rating
from at least one NRSRO; or if less than three years of
continuous operations, must have one of the three highest
rating categories from at least one NRSRO.
Securities Purchased:  Medtronic Inc. 3.625% due
3/15/2024
Purchase/Trade Date:	  2/20/2014
Offering Price of Shares: $99.806
Total Amount of Offering: $850,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.012
Percentage of Fund's Total Assets: 0.20
Brokers:  BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, RBS, Morgan Stanley, UBS Investment Bank,
Mizuho Securities, US Bancorp, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Cisco Systems Inc. 2.900% due
3/4/2021
Purchase/Trade Date:	  2/24/2014
Offering Price of Shares: $99.818
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.03
Brokers:  BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, RBS, Morgan Stanley, Wells Fargo Securities,
Deutsche Bank, JP Morgan, Citigroup, HSBC, BB&T
Capital Markets, BNP PARIBAS, Credit Suisse
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Gilead Sciences Inc. 3.700% due
4/1/2024
Purchase/Trade Date:	  3/4/2014
Offering Price of Shares: $99.839
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.009
Percentage of Fund's Total Assets: 0.30
Brokers:  BofA Merrill Lynch, JP Morgan, Goldman,
Sachs & Co., Wells Fargo Securities, Barclays, Morgan
Stanley, HSBC, Mitsubishi UFJ Securities, Mizuho
Securities, RBC Capital Markets, SMBC Nikko, US
Bancorp
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Abbey National Treasury Services
4.000% due 3/13/2024
Purchase/Trade Date:	  3/10/2014
Offering Price of Shares: $99.332
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.005
Percentage of Fund's Total Assets: 0.10
Brokers:  Barclays, Citigroup, Morgan Stanley, RBS,
Santander
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Oracle Corporation 3.400% due
7/8/2024
Purchase/Trade Date:	 6/30/2014
Offering Price of Shares: $99.773
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.15
Brokers: BofA Merrill Lynch, JP Morgan, Wells Fargo
Securities, BNP PARIBAS, Citigroup, Deutsche Bank
Securities, RBS, Barclays, Credit Suisse, HSBC, Mizuho
Securities, Morgan Stanley, RBC Capital Markets,
Mitsubishi UFJ Securities, Santander, Standard Chartered
Bank, SunTrust Robinson Humphrey
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Johnson Controls Inc. 3.625% due
7/2/2024
Purchase/Trade Date:	 6/10/2014
Offering Price of Shares: $99.948
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.005
Percentage of Fund's Total Assets: 0.05
Brokers: BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, Citigroup, Wells Fargo Securities, ING, JP
Morgan, Mitsubishi UFJ Securities, TD Securities, US
Bancorp, Banca IMI, COMMERZBANK, Credit
Agricole CIB, Danske Markets Inc., Morgan Stanley,
RBS, Standard Chartered Bank, UniCredit Capital
Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.